Exhibit 5.1

November 19, 2004

The Houston Exploration Company
1100 Louisiana, Suite 2000
Houston, Texas 77002-5215

Re:	The Houston Exploration Company, Registration Statement on Form S-3

(Registration No. 333-113659)

Ladies and Gentlemen:

     We have acted as counsel to The Houston Exploration Company, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the offering and sale by the selling stockholder listed in the Registration Statement of all of its 6,580,392 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), sold pursuant to the terms of an underwriting agreement dated November 18, 2004 by and among the Company, KeySpan Energy Development Corporation, KeySpan Corporation and Morgan Stanley & Co. Incorporated.

     We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable. The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the Laws of Texas and the General Corporation Law of the State of Delaware.

The Houston Exploration Company
November 19, 2004

     We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and to the reference to our firm under the caption “Legal Matters” in the prospectus supplement filed with respect to the Registration Statement and the prospectus contained therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,
/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.